Exhibit 99.1

Red Rock Resorts Announces Fourth Quarter and Full Year 2024 Results

LAS VEGAS, February 11, 2025 (GLOBE NEWSWIRE)—Red Rock Resorts, Inc. (“Red Rock Resorts,” “we” or the “Company”) (NASDAQ: RRR) today reported financial results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter Results

Consolidated Operations

•	Net revenues were $495.7 million for the fourth quarter of 2024, an increase of 7.1%, or $33.0 million, from $462.7 million in the same period of 2023.

•	Net income was $87.7 million for the fourth quarter of 2024, a decrease of 19.5%, or $21.2 million, from $108.9 million in the same period of 2023.

•	Adjusted EBITDA(1) was $202.4 million for the fourth quarter of 2024, an increase of 0.5%, or $1.1 million, from $201.3 million in the same period of 2023.

Las Vegas Operations

•	Net revenues from Las Vegas operations were $492.6 million for the fourth quarter of 2024, an increase of 7.2%, or $33.3 million, from $459.4 million in the same period of 2023.

•	Adjusted EBITDA from Las Vegas operations was $223.9 million for the fourth quarter of 2024, an increase of 1.6%, or $3.6 million, from $220.3 million in the same period of 2023.

Full Year Results

Consolidated Operations

•	Net revenues were $1.94 billion in 2024, an increase of 12.5%, or $215.0 million, from $1.72 billion in 2023.

•	Net income was $291.3 million in 2024, a decrease of 13.8%, or $46.5 million, from $337.8 million in 2023.

•	Adjusted EBITDA(1) was $795.9 million in 2024, an increase of 6.7%, or $49.9 million from $746.0 million in 2023.

Las Vegas Operations

•	Net revenues from Las Vegas operations were $1.93 billion in 2024, an increase of 12.6%, or $216.2 million, from $1.71 billion in 2023.

•	Adjusted EBITDA from Las Vegas operations was $879.4 million in 2024, an increase of 7.4%, or $60.5 million, from $818.8 million in 2023.

Balance Sheet Highlights

The Company’s cash and cash equivalents at December 31, 2024 were $164.4 million and total principal amount of debt outstanding at the end of the fourth quarter was $3.4 billion.

Quarterly Dividend

The Company’s Board of Directors has declared a cash dividend of $0.25 per Class A common share for the first quarter of 2025. The dividend will be payable on March 31, 2025 to all stockholders of record as of the close of business on March 17, 2025.

Prior to the payment of such dividend, Station Holdco LLC (“Station Holdco”) will make a cash distribution to all unit holders of record, including the Company, of $0.25 per unit for a total distribution of approximately $27.5 million, approximately $16.0 million of which is expected to be distributed to the Company and approximately $11.5 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

Conference Call Information

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call will consist of prepared remarks from the Company and include a question and answer session. Those interested in participating in the call should dial (888) 317-6003, or (412) 317-6061 for international callers, approximately 15 minutes before the call start time. Please use the passcode: 5313857. A replay of the call will be available from today through February 18, 2025 at www.redrockresorts.com. A live audio webcast of the call will also be available at www.redrockresorts.com.

Presentation of Financial Information

(1) Adjusted EBITDA is a non-GAAP measure that is presented solely as a supplemental disclosure. We believe that Adjusted EBITDA is a widely used measure of operating performance in our industry and is a principal basis for valuation of gaming companies. We believe that in addition to net income, Adjusted EBITDA is a useful financial performance measurement for assessing our operating performance because it provides information about the performance of our ongoing core operations. Adjusted EBITDA for the years ended December 31, 2024 and 2023 includes net income plus depreciation and amortization, share-based compensation, write-downs and other, net (including gains and losses on asset disposals, preopening and development, business innovation and technology enhancements, demolition costs and non-routine items), interest expense, net, loss on extinguishment/modification of debt, change in fair value of derivative instruments and provision for income tax.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC (“Station Casinos”). Station Casinos is the leading provider of gaming, hospitality and entertainment to the residents of Las Vegas, Nevada. Station Casinos’ properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include hotels as well as various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Durango Resort & Casino, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem, Wildfire Lake Mead, Wildfire on Fremont and Seventy Six by Station Casinos (Centennial & Aliante). Station Casinos also owns a 50% interest in Barley’s Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward-looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the impact of rising inflation, higher interest rates and increased energy costs on consumer demand and the Company’s business, financial results and liquidity; the impact of unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, pandemics, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

INVESTORS:
Stephen L. Cootey
Stephen.Cootey@redrockresorts.com
(702) 495-4214

MEDIA:
Michael J. Britt
Michael.Britt@redrockresorts.com
(702) 495-3693

Red Rock Resorts, Inc.

Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating revenues:
Casino	$326,541	$301,660	$1,277,249	$1,132,154
Food and beverage	92,065	85,071	360,388	313,619
Room	52,322	52,236	200,517	183,103
Other	24,767	23,747	100,857	95,210

Net revenues	495,695	462,714	1,939,011	1,724,086

Operating costs and expenses:
Casino	93,634	81,946	354,597	293,993
Food and beverage	75,590	66,050	295,193	244,786
Room	16,320	14,636	63,768	55,064
Other	7,629	8,084	30,669	32,549
Selling, general and administrative	107,112	96,659	432,276	374,494
Depreciation and amortization	48,164	36,168	187,112	132,536
Write-downs and other, net	4,956	(12,792)	6,705	31,976

	353,405	290,751	1,370,320	1,165,398

Operating income	142,290	171,963	568,691	558,688
Earnings from joint ventures	454	802	2,447	3,095

Operating income and earnings from joint ventures	142,744	172,765	571,138	561,783

Other expense:
Interest expense, net	(56,171)	(48,725)	(228,804)	(181,023)
Loss on extinguishment/modification of debt	—	—	(14,402)	—
Change in fair value of derivative instruments	11,945	—	274	—

Income before income tax	98,518	124,040	328,206	380,760
Provision for income tax	(10,796)	(15,124)	(36,914)	(42,984)

Net income	87,722	108,916	291,292	337,776
Less: net income attributable to noncontrolling interests	41,134	52,617	137,241	161,772

Net income attributable to Red Rock Resorts, Inc.	$46,588	$56,299	$154,051	$176,004

Earnings per common share:
Earnings per share of Class A common stock, basic	$0.79	$0.97	$2.61	$3.04
Earnings per share of Class A common stock, diluted	$0.76	$0.95	$2.53	$2.94
Weighted-average common shares outstanding:
Basic	59,136	58,053	59,025	57,875
Diluted	103,536	103,139	103,666	103,217
Dividends declared per common share	$0.25	$0.25	$2.00	$1.00

Red Rock Resorts, Inc.

Segment Information and Reconciliation of Net Income to Adjusted EBITDA

(amounts in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenues
Las Vegas operations	$492,638	$459,365	$1,926,128	$1,709,951
Corporate and other	3,057	3,349	12,883	14,135

Net revenues	$495,695	$462,714	$1,939,011	$1,724,086

Net income	$87,722	$108,916	$291,292	$337,776
Adjustments
Depreciation and amortization	48,164	36,168	187,112	132,536
Share-based compensation	6,534	5,158	30,945	19,673
Write-downs and other, net	4,956	(12,792)	6,705	31,976
Interest expense, net	56,171	48,725	228,804	181,023
Loss on extinguishment/modification of debt	—	—	14,402	—
Change in fair value of derivative instruments	(11,945)	—	(274)	—
Provision for income tax	10,796	15,124	36,914	42,984

Adjusted EBITDA	$202,398	$201,299	$795,900	$745,968

Adjusted EBITDA
Las Vegas operations	$223,897	$220,268	$879,360	$818,820
Corporate and other	(21,499)	(18,969)	(83,460)	(72,852)

Adjusted EBITDA	$202,398	$201,299	$795,900	$745,968